                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             CKE RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                             CKE RESTAURANTS, INC.
                           401 WEST CARL KARCHER WAY
                           ANAHEIM, CALIFORNIA 92801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2000

To the Stockholders of CKE Restaurants, Inc.:

     The Annual Meeting of Stockholders of CKE Restaurants, Inc. ("CKE" or the "Company"), will be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on Tuesday, June 13, 2000 at 9:30 a.m. for the following purposes:

     1. To elect two directors, each for a term of three years;

     2. To consider and vote upon a proposal to approve an amendment to CKE's 1999 Stock Incentive Plan (the "Plan"); and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 21, 2000 will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Andrew F. Puzder

                                          Andrew F. Puzder,
                                          Secretary

Anaheim, California
May 8, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CKE RESTAURANTS, INC.
                           401 WEST CARL KARCHER WAY
                           ANAHEIM, CALIFORNIA 92801
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2000
                            ------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation ("CKE" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California on Tuesday, June 13, 2000 at 9:30 a.m. (the "Meeting"), and at any postponements or adjournments thereof.

     This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about May 8, 2000.

                            SOLICITATION OF PROXIES

     At the Meeting, the stockholders of CKE will be asked (1) to vote upon the election of two directors, each for a term of three years, (2) to approve an amendment to the CKE 1999 Stock Incentive Plan, and (3) to act upon such other matters as may properly come before the Meeting or any postponements or adjournments thereof. CKE's Board of Directors is asking for your proxy for use at the Meeting. All shares of CKE Common Stock represented by any properly executed proxy that is not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below and FOR the proposed amendment to the CKE 1999 Stock Incentive Plan. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with CKE's Secretary either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

     The cost of solicitation of proxies in the enclosed form will be paid by CKE. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition, CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $5,000 plus out-of-pocket expenses.

                             RECORD DATE AND VOTING

     Only holders of CKE Common Stock of record at the close of business on April 21, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. There were 50,501,421 shares of CKE Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, and abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting. On all matters to come before the Meeting, each holder of Common Stock will be entitled to one vote per share, except that voting for directors may be cumulative. In the election of directors, holders of Common Stock are entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

     Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will require the affirmative vote of the majority of shares represented in person or by proxy at the Meeting and entitled to vote on such matters. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on a proposal in the absence of instructions from the beneficial owner. Neither broker non-votes nor abstentions will have any effect on the vote required to elect directors. With respect to Proposal 2, abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum and will have the effect of a vote against the proposal. Broker non-votes will be considered as present for quorum purposes, but not as shares entitled to vote with respect to Proposal 2. Accordingly, broker non-votes will have no effect on such matters.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of CKE is divided into three classes, as nearly equal in number as possible. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the date of the Meeting consists of William P. Foley II and Carl N. Karcher.

     The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying Proxy Card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board's nominees as possible. The two nominees are presently directors and have indicated their willingness to continue to serve as directors, if elected. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, both nominees are and will be able to serve.

INFORMATION CONCERNING NOMINEES AND OTHER DIRECTORS

                             NOMINEES FOR ELECTION

                                                       FIRST YEAR
                                                         BECAME
        NAME           AGE     PRINCIPAL OCCUPATION     DIRECTOR     OTHER CORPORATE DIRECTORSHIPS
        ----           ---     --------------------    ----------    -----------------------------
William P. Foley II... 55    Chairman of the Board        1993      Checkers Drive-In Restaurants,
                             and Chief Executive                    Inc.; Santa Barbara Restaurant
                             Officer, Fidelity                      Group, Inc.; Pierre Foods, Inc.;
                             National Financial,                    Micro General Corporation;
                             Inc.; Chairman of the                  Miravant Medical Technologies,
                             Board, CKE                             Inc.; American National
                                                                    Financial, Inc.
Carl N. Karcher....... 83    Chairman Emeritus, CKE       1966      --

     WILLIAM P. FOLEY II became Chairman of the Board of Directors in March 1994 and served as Chief Executive Officer from October 1994 until March 2000. Since 1981, Mr. Foley has been Chairman of the Board of Directors, President (until January 1995) and Chief Executive Officer of Fidelity National Financial, Inc. ("FNF"). Mr. Foley also serves as Chairman of the Boards of Santa Barbara Restaurant Group, Inc.,

("SBRG"), and Checkers Drive-In Restaurants, Inc. ("Checkers"), and as a member of the Boards of Directors of Pierre Foods, Inc., American National Financial, Inc. ("ANFI"), Micro General Corporation and Miravant Medical Technologies, Inc.

     CARL N. KARCHER, the Company's founder, purchased his first hot dog stand on July 17, 1941 and has been developing the Carl's Jr. concept since that time. He first became a director of CKE in 1966 and has served as Chairman Emeritus since January 1994. He was Chairman of the Board of CKE until October 1993 and Chief Executive Officer until December 1992. Prior to 1980, he served as President of CKE. Carl N. Karcher is Carl L. Karcher's father.

     THE BOARD OF DIRECTORS OF CKE RECOMMENDS A VOTE "FOR" THE ELECTION OF BOTH OF THE ABOVE NOMINEES.

                    DIRECTORS CONTINUING TO SERVE UNTIL 2001

                                                            FIRST YEAR
                                                              BECAME
          NAME             AGE     PRINCIPAL OCCUPATION      DIRECTOR     OTHER CORPORATE DIRECTORSHIPS
          ----             ---     --------------------     ----------    -----------------------------
Carl L. Karcher..........  51     President, CLK, Inc.         1992       --
Frank P. Willey..........  46     Vice Chairman, FNF           1994       FNF; Ugly Duckling Holdings,
                                                                          Inc.; SBRG
Byron Allumbaugh.........  68     Business Consultant          1996       El Paso Energy Company;
                                                                          Ultramar Diamond Shamrock
                                                                          Incorporated

     CARL L. KARCHER is the President of CLK, Inc., a Carl's Jr. franchisee. Mr. Karcher has been a Carl's Jr. franchisee since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a director in May 1992. Carl L. Karcher is Carl N. Karcher's son.

     FRANK P. WILLEY became Vice Chairman of FNF in March 2000 and served as President from January 1995 to March 2000. Mr. Willey has been a director and Executive Vice President of FNF since February 1984. Mr. Willey was General Counsel of FNF from 1984 to January 1995. Mr. Willey also serves on the Boards of Directors of Ugly Duckling Holdings, Inc. and SBRG.

     BYRON ALLUMBAUGH retired as Chairman of the Board of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions from 1958, serving as Chairman of the Board and Chief Executive Officer from 1976 to 1995, and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a member of the Boards of Directors of El Paso Energy Company and Ultramar Diamond Shamrock Incorporated.

                    DIRECTORS CONTINUING TO SERVE UNTIL 2002

                                                           FIRST YEAR
                                                             BECAME
         NAME            AGE     PRINCIPAL OCCUPATION       DIRECTOR     OTHER CORPORATE DIRECTORSHIPS
         ----            ---     --------------------      ----------    -----------------------------
Peter Churm............   74    Chairman Emeritus,            1979       Diedrichs Coffee, Inc.
                                Furon Company
Daniel D. (Ron) Lane...   65    Chairman and Chief            1993       FNF
                                Executive Officer,
                                Lane/Kuhn Pacific, Inc.
C. Thomas Thompson.....   50    Chief Executive Officer       2000       SBRG; Checkers
                                and President, CKE

     PETER CHURM was Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years. Since February 1992, he has been Chairman Emeritus and a member of the Board of Directors of Furon Company. Mr. Churm is also a member of the Board of Directors of Diedrichs Coffee, Inc.

     DANIEL D. (RON) LANE became Vice Chairman of the Board of CKE in October 1994. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. Mr. Lane is a director of FNF.

     C. THOMAS THOMPSON became Chief Executive Officer of CKE in March 2000. Since October 1994, he has been President and from October 1994 through March 2000 Chief Operating Officer of CKE. Mr. Thompson is a partner in TWM Industries, a Carl's Jr. franchisee. Mr. Thompson has been a Carl's Jr. franchisee since December 1984. Mr. Thompson is also a member of the Boards of Directors of SBRG and Checkers.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors, comprised of Messrs. Foley and Lane, is empowered by the Board of Directors to take all actions that may otherwise be taken by the Board of Directors, to the extent permitted by law. The Independent Committee of the Board of Directors, comprised of Byron Allumbaugh, Peter Churm and Frank P. Willey, was formed by the Board of Directors to review and evaluate certain transactions involving the sale of restaurants to investor groups comprised of, among others, directors and executive officers of CKE. In addition to the Executive Committee and Independent Committee, the Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Franchise Committee. The Board does not have a nominating committee or other committee performing similar functions. The Audit Committee, whose current members are Messrs. Churm, Willey (Chairman), and Allumbaugh, monitors CKE's basic accounting policies and their related system of internal control, reviews CKE's audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation Committee, whose current members are Messrs. Churm (Chairman) and Willey, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees. The Franchise Committee, whose current members are Messrs. Foley, Willey and Lane, considers potential repurchases of franchised restaurants.

     During fiscal 2000, the Board of Directors held seven meetings, the Executive Committee held no meetings, the Independent Committee held five meetings, the Audit Committee held one meeting, the Compensation Committee held two meetings and the Franchise Committee held no meetings. During fiscal 2000, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he served.

STOCKHOLDER NOMINATIONS

     The Bylaws of CKE provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, CKE Restaurants, Inc., P.O. Box 4349, Anaheim, California 92803-4349. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) a representation that the stockholder is a holder of record of CKE's Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice,
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and (v) the consent of each nominee to serve as a director of CKE if so elected. CKE may require the stockholders making such nomination to furnish such other information as may be reasonably requested by CKE.

COMPENSATION OF DIRECTORS

     For their services as directors in fiscal 2000, each non-employee director received a base annual fee of $18,000 for attendance at the quarterly Board meetings. For attendance at each special Board meeting (meetings other than quarterly Board meetings), each non-employee director received a fee of $1,000. For attendance at Board Committee meetings which are held on a day other than the date of a scheduled Board meeting, each non-employee director received a fee of $1,000. For participation in telephonic Board meetings or Board Committee meetings, each non-employee director received a fee of $500. Each non-employee director is expected to receive a fee of $18,000 in fiscal 2001 and $1,000 ($500 for telephonic meetings) for each Board meeting or Board Committee meeting other than regular meetings attended in fiscal 2001.

                                   PROPOSAL 2

                          APPROVAL OF THE AMENDMENT TO
                           THE CKE RESTAURANTS, INC.
                           1999 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the CKE Restaurants, Inc. 1999 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock which may be granted under the Plan from an aggregate of 4,650,000 to an aggregate of 6,650,000 (the "Amendment"). The Board of Directors believes that the Plan will enhance the ability of the Company or an Affiliated Company (as defined in the Plan) to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the business of the Company or an Affiliated Company largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The issuance of the newly authorized shares of Common Stock as stock options will, upon exercise by the holder, have a dilutive effect on the Company's outstanding shares of Common Stock.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT.

DESCRIPTION OF THE PLAN

     The following description of the principal features of the Plan, as amended, subject to stockholder approval, is qualified in its entirety by reference to the text of the Plan, a restated copy of which is attached to this Proxy Statement as Appendix A.

     The Plan authorizes up to 3,500,000 shares (assuming stockholder approval of this Proposal 2) of Common Stock, plus, an additional 350,000 shares of Common Stock on the date of each annual meeting of the stockholders of the Company, for issuance under the terms of the Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its affiliated companies.

Nonqualified stock options and Purchase Rights may be granted to employees, or prospective employees in connection with their hiring, retention or otherwise, of the Company and its affiliated companies, non-employee directors and officers, consultants and other service providers; provided, however, that no such nonqualified stock options or Purchase Rights granted to prospective employees shall vest before the employee first performs services for the Company or its affiliated companies. All of the Company's employees and non-employee directors are eligible to participate in the Plan.

     The Board of Directors, or a committee consisting of two or more members of the Board of Directors, administers the Plan (the "Compensation Committee"). The Compensation Committee has full power and authority to interpret the Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the Plan, and adopt, amend and rescind rules relating to the Plan. The term of options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Compensation Committee. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the Plan is 500,000 and in no event shall the aggregate number of shares subject to incentive stock options exceed 6,650,000 (assuming stockholder approval of this Proposal 2). The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Compensation Committee, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Except as otherwise provided by the Compensation Committee, neither options nor Purchase Rights granted under the Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

     In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

     In the event of a Change of Control (as defined below) of the Company, the time period relating to the exercise or realization of all outstanding options and Purchase Rights shall automatically accelerate immediately prior to the consummation of such Change of Control. For purposes of the Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

     The Board of Directors may alter, amend, suspend or terminate the Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the Plan will terminate on March 16, 2009.

     It is not possible to determine the number of options or Purchase Rights that may be granted to any individual under the Plan. Such selections and determinations shall be made by the Compensation Committee of the Board of Directors.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The summary of United States federal income tax consequences set forth below is intended for general information only and should not be relied on as being a complete statement. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. An employee will not realize taxable income on an incentive stock option when that option is granted or when that option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price generally will be included in the employee's alternative minimum taxable income on the date of exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain or loss realized by an optionee on the sale of stock issued upon exercise of an incentive stock option is taxable as long-term capital gain or loss, and no tax deduction is available to the Company, unless the optionee disposes of the stock in a "disqualifying disposition." A disqualifying disposition of the stock includes any sale, exchange, gift or other transfer of the stock within two years after the date of grant of the option or within one year after the date of exercise, except that it does not include transfers pursuant to certain tax-free reorganizations and exchanges, transfers between spouses or incident to divorce, transfers into the name of the optionee and another person as joint tenants, transfers from a decedent to an estate, transfers by will or inheritance upon the optionee's death, or a mere pledge or hypothecation of the stock. Upon a disqualifying disposition of the stock, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

     Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. A participant will not realize taxable income on the receipt of restricted stock pursuant to a Purchase Right until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed on the date of receipt. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income on the date of receipt in an amount equal to the difference between the purchase price paid for the stock and the fair market value of such stock on the date of receipt. If repurchase rights are retained by the Company and no Section 83(b) election is made, the participant will recognize ordinary income on each date that the Company's repurchase rights lapse as to any shares of stock (i.e. on each date that any shares of stock vest) in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares on the date that they vest. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date that the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant on such date, provided certain reporting requirements are met. A participant's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the purchase price paid for the stock plus any ordinary income recognized on receipt or vesting of the stock.

TAX WITHHOLDING

     The Plan grants the Company the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the Plan. To the extent permissible under applicable tax, securities, and other laws, the Compensation Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                                 OTHER BUSINESS

     Presented by Management. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed Proxy Card will vote thereon in accordance with their best judgment.

     Presented by Stockholders. Pursuant to CKE's Bylaws, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of CKE. To be timely, written notice must be received by the Secretary not later than 90 days in advance of such meeting or, if later, the seventh day following the public announcement of the date of such meeting. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business; (c) the class and number of shares of CKE which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. In addition, the stockholders making such proposal shall promptly provide any other information reasonably requested by CKE.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth certain information regarding beneficial ownership of CKE's Common Stock as of April 21, 2000, by (i) each person who is known by CKE to beneficially own more than five percent of the outstanding CKE Common Stock, (ii) each director of CKE, (iii) CKE's Chief Executive Officer and each of its four most highly compensated executives (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                       AMOUNT AND NATURE
                                                         OF BENEFICIAL          PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP (#)           CLASS(1)
        ------------------------------------           -----------------        ----------
Legg Mason, Inc......................................      5,188,120(2)            10.3%
  100 Light Street
  Baltimore, Maryland 21202
The Prudential Insurance Company of America..........      4,504,060(3)             8.9
  751 Broad Street
  Newark, New Jersey 07102
Snyder Capital Management, L.P.......................      2,636,041(4)             5.2
  350 California Street, #1460
  San Francisco, California 94104
Franklin Mutual Advisors, L.L.C. ....................      2,592,886(5)             5.1
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
Cannae Limited Partnership...........................      2,568,211(6)             5.1
  500 N. Rainbow Boulevard, #100
  Las Vegas, Nevada 89107
Carl N. Karcher......................................        871,344(7)             1.7
William P. Foley II..................................      1,591,450(8)             3.1
Daniel D. (Ron) Lane.................................        595,823(9)             1.2
Frank P. Willey......................................         68,527(10)              *
Peter Churm..........................................        113,618(11)              *
Carl L. Karcher......................................        197,742(12)              *
Byron Allumbaugh.....................................         63,721(13)              *
C. Thomas Thompson...................................        920,165(14)            1.8
Rory J. Murphy.......................................        598,006(15)            1.2
Carl A. Strunk.......................................        108,837(16)              *
Andrew F. Puzder.....................................        115,092(17)              *
All executive officers and directors as a group (14
  persons)...........................................      5,815,951(18)           10.7%

---------------
  *  Less than one percent.

 (1) Calculated based on 50,501,421 shares of CKE Common Stock outstanding on April 21, 2000.

 (2) Based on a Schedule 13G filed by Legg Mason, Inc. The aggregate number of shares set forth above includes: (a) 4,000,000 beneficially held by Legg Mason Fund Adviser, Inc., a wholly-owned subsidiary of Legg Mason, Inc.; (b) 1,029,300 beneficially held by Brandywine Asset Management, Inc., a wholly-owned subsidiary of Legg Mason, Inc.; (c) 158,600 beneficially held by Legg Mason Capital Management, Inc., a wholly-owned subsidiary of Legg Mason, Inc.; and (d) 220 shares beneficially held by Legg Mason Wood Walker, Inc., a wholly-owned subsidiary of Legg Mason, Inc. Legg Mason, Inc. has sole voting power over 4,000,000 shares, shared voting power over 1,188,120 shares and sole dispositive power over 5,188,120 shares.

 (3) Based on a Schedule 13G filed by The Prudential Insurance Company of America ("Prudential") with sole voting and dispositive power over 768,238 shares and shared voting and dispositive power over 3,735,822 shares. Prudential presently holds 2,480 shares for the benefit of its general account. Prudential may have direct or indirect voting and/or investment discretion over 4,501,580 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

 (4) Based on a Schedule 13G filed by Snyder Capital Management, L.P. ("SCMLP") and Snyder Capital Management, Inc. ("SCMI"). SCMLP and SCMI each beneficially own 2,636,041 and have shared voting and dispositive powers over the shares. SCMI is the sole general partner of SCMLP. Both SCMLP and SCMI are wholly owned by Nvest Companies, L.P. ("Nvest Companies"), a limited partnership affiliated with Nvest, L.P., a publicly traded limited partnership. The general partner of Nvest, L.P. and the managing general partner of Nvest Companies is an indirect, wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"). As of June 30, 1998, MetLife beneficially owned all of the general partner interests in Nvest Companies and Nvest, L.P. and, in the aggregate, general partner and limited partner interests of Nvest Companies and Nvest, L.P. representing approximately 47% of the economic interests in the business of Nvest Companies. SCMI and Nvest Companies operate under an understanding that all investment and voting decisions regarding advisory accounts managed by SCMLP are to be made by SCMI and SCMLP and not by Nvest Companies or any entity controlling Nvest Companies. Accordingly, SCMI and SCMLP do not consider Nvest Companies or any entity controlling Nvest Companies to have any direct or indirect control over the securities held in managed accounts.

 (5) Based on a Schedule 13G filed by Franklin Mutual Advisers, L.L.C. ("FMA"). The securities are beneficially owned by one or more open-ended investment companies or other managed accounts which, pursuant to advisory contracts, are advised by FMA, formerly Franklin Mutual Advisers, Inc., an indirect wholly owned subsidiary of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to FMA all investment and voting power over the securities owned by such advisory clients. Therefore, FMA may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by these statements. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. However, because FMA exercises voting and investment powers on behalf of its advisory clients independently of FRI, the Principal Shareholders, and their respective affiliates, beneficial ownership of the securities held by FMA is attributed only to FMA. FMA disclaims any economic interest or beneficial ownership in any of the securities.

 (6) Based on a Form 4 filed by Cannae Limited Partnership ("Cannae"). A
     Schedule 13D states that each of the limited partners of Cannae, including without limitation, Messrs. Foley, Lane, Strunk and Willey, has sole voting and dispositive power with respect to the Cannae shares directly held by him. The general partner of the Partnership is Bognor Regis, Inc., a Nevada corporation, of which Mr. Foley is a director.

 (7) Includes (a) 698,606 shares beneficially held by the Carl N. and Margaret
     M. Karcher Trust (the "Trust"), (b) 113 shares held by Mrs. Karcher, and
     (c) 159,491 shares subject to currently exercisable options. Excludes 11,000 shares held by the Carl N. and Margaret M. Karcher Foundation, the beneficial ownership of which the Trust and Mr. and Mrs. Karcher disclaim.

 (8) Includes 478,705 shares held directly by Folco Development Corporation, owned and controlled by Mr. Foley, and 1,077,251 shares subject to currently exercisable options. Excludes shares held by Cannae which is reported in footnote (6) above, of which Mr. Foley is a limited partner, 627,155 shares held by FNF, of which Mr. Foley is a director and an executive officer, and 274,900 shares held by SBRG, of which Mr. Foley is a director. Mr. Foley disclaims beneficial ownership of the shares held by FNF and SBRG.

 (9) Includes 68,063 shares held directly by the Daniel D. Lane Revocable Trust U/D/T July 10, 1992 and 201,472 shares subject to currently exercisable options. Excludes shares held by Cannae which is reported in footnote (6) above, of which Mr. Lane is a limited partner, and 627,155 shares held by FNF, of which Mr. Lane is a director. Mr. Lane disclaims beneficial ownership of the shares held by Cannae and FNF.

(10) Includes 63,989 shares subject to currently exercisable options. Excludes shares held by Cannae which is reported in footnote (6) above, of which Mr. Willey is a limited partner, 627,155 shares held by FNF, of which Mr. Willey is a director, and 274,900 shares held by SBRG, of which Mr. Willey is a director. Mr. Willey disclaims beneficial ownership of the shares held by Cannae, FNF and SBRG.

(11) Includes 67,619 shares subject to currently exercisable options.

(12) Includes (a) 118,394 shares held by Carl L. Karcher and Peggy L. Karcher, as trustees under a trust for the benefit of Carl L. and Peggy L. Karcher,
     (b) 59,451 shares subject to currently exercisable options, and (c) 6,864 shares owned by Carl L. Karcher's minor children.

(13) Includes 22,420 shares beneficially owned by the Byron E. and Sharon K. Allumbaugh Living Trust and 41,301 shares subject to currently exercisable options.

(14) Includes 857,418 shares subject to currently exercisable options and 182 shares owned by Mr. Thompson's minor children. Excludes 274,900 shares held by SBRG, of which Mr. Thompson is a director.

(15) Includes 583,279 shares subject to currently exercisable options and 1,917 shares held for Mr. Murphy's benefit under CKE's voluntary contributory profit sharing and savings investment plan.

(16) Includes 105,193 shares subject to currently exercisable options. Excludes shares held by Cannae which is reported in footnote (6) above, of which Mr. Strunk is a limited partner. Mr. Strunk disclaims beneficial ownership of the shares held by Cannae.

(17) Includes 90,608 shares subject to currently exercisable options. Excludes 274,900 shares held by SBRG, of which Mr. Puzder is a director and executive officer and 627,155 shares held by FNF, of which Mr. Puzder is an executive officer. Mr. Puzder disclaims beneficial ownership of the shares held by SBRG and FNF.

(18) Includes shares described in footnotes (7) through (17) above and 379,430 shares subject to currently exercisable options which are held by executive officers not listed in the above table.

                         STOCKHOLDER PERFORMANCE GRAPH

                            COMPARISON OF FIVE YEAR
                      CUMULATIVE TOTAL STOCKHOLDER RETURN
                 AMONG CKE RESTAURANTS, INC., S&P 500 INDEX AND
                    SELECTED RESTAURANT PEER GROUP INDEX(1)

     This graph compares the Company's cumulative total return to stockholders during the past five years with that of the S&P 500 Index and a Selected Restaurant Peer Group Index. In past years, such comparison has been made with the Russell 2000 Index and a Selected Restaurant Peer Group Index. The Company selected four quick-service restaurants with similar menu offerings and complimentary geographic markets.

[PERFORMANCE GRAPH]

                                                  CKE RESTAURANTS, INC.         S&P 500 COMP-LTD               PEER GROUP
                                                  ---------------------         ----------------               ----------
Jan 95                                                   $100.00                    $100.00                     $100.00
Jan 96                                                   $244.62                    $138.67                     $153.53
Jan 97                                                   $469.33                    $175.19                     $141.80
Jan 98                                                  $1096.15                    $222.33                     $148.67
Jan 99                                                   $649.82                    $294.57                     $244.55
Jan 00                                                   $177.55                    $325.05                     $221.45

---------------
(1) Peer Group is comprised of the following companies: Jack in the Box, Inc., McDonalds Corp., Tricon Global Restaurants, and Wendy's International, Inc.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to the Named Executive Officers of CKE who were so employed by CKE as of January 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                  ANNUAL COMPENSATION           ------------
                                           ----------------------------------    SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
                                  FISCAL   SALARY                COMPENSATION     OPTIONS      COMPENSATION
         NAME AND TITLE            YEAR      ($)     BONUS ($)      ($)(1)         (#)(2)         ($)(3)
         --------------           ------   -------   ---------   ------------   ------------   ------------
William P. Foley II(4)..........   2000    420,769          --          --        400,000        107,687
  Chairman                         1999    500,000     700,000          --        165,000         12,782
                                   1998    330,817   1,121,000          --        242,000         10,577

C. Thomas Thompson(4)...........   2000    687,500          --      56,314        300,000        142,720
  Chief Executive Officer          1999    650,000     700,000      38,398        137,500         27,851
  and President                    1998    462,830   1,402,000      33,044        242,000         38,040

Rory J. Murphy..................   2000    450,000          --      85,255        170,000         23,437
  President,                       1999    435,577     500,000      64,532         82,500          9,134
  Hardee's Food Systems, Inc.      1998    308,510     123,730      26,272        242,000          7,677

Carl A. Strunk..................   2000    312,500          --      39,655         75,000             --
  Executive Vice President,        1999    150,000      87,473      33,360         22,000             --
  Chief Financial Officer          1998    109,615      63,000       7,470         63,525             --

Andrew F. Puzder................   2000    312,500          --      33,810         75,000             --
  Executive Vice President         1999    152,000      56,269       9,960         22,000             --
  General Counsel & Secretary      1998    110,256      52,500       7,470         63,525             --

---------------
(1) "Other Annual Compensation" for fiscal 2000 includes the following amounts for Messrs. Thompson, Murphy, Strunk and Puzder: (a) auto related payments of $9,660, $12,357, $9,055, and $9,055, respectively, (b) reimbursements for medical and dental costs of $5,000, $743, $0 and $0, respectively, (c) personal living and travel allowances of $38,154, $68,788, $30,600 and $24,755, respectively, and (d) payments of life insurance premiums of $3,500, $3,367, $0 and $0, respectively.

(2) The number of securities underlying options has been adjusted to reflect CKE's 10% stock dividends in January 1999 and February 1998.

(3) "All Other Compensation" includes matching and voluntary contributions by CKE to CKE's employee stock purchase plan for Messrs. Foley, Thompson and Murphy. For fiscal 2000, the amounts matched by CKE in the employee stock purchase plan were $107,687, $142,720, and $23,437, respectively.

(4) On March 20, 2000, Mr. Foley resigned as Chief Executive Officer of CKE and was succeeded by Mr. Thompson.

STOCK OPTIONS

     The following table sets forth certain information with respect to the stock options granted during fiscal 2000 to the Named Executive Officers and the potential realizable value of such stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                            -----------------------------------------------------------       ANNUAL RATES OF
                            NUMBER OF     PERCENTAGE OF                                         STOCK PRICE
                            SECURITIES    TOTAL OPTIONS                                      APPRECIATION FOR
                            UNDERLYING     GRANTED TO     EXERCISE OR                         OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION     -----------------------
           NAME             GRANTED(#)     FISCAL YEAR    ($/SHARE)(1)      DATE (2)        5%($)        10%($)
           ----             ----------    -------------   ------------   --------------   ----------   ----------
William P. Foley II.......    20,688(4)                      $14.50       April 8, 2009   $  188,985   $  476,962
                             179,312(5)                      $14.50       April 8, 2009   $1,638,015   $4,134,038
                             200,000(5)                      $18.13      March 23, 2009   $2,283,750   $5,763,750
                             -------
                             400,000          21.9%

C. Thomas Thompson........    20,688(4)                      $14.50       April 8, 2009   $  188,985   $  476,962
                             179,312(5)                      $14.50       April 8, 2009   $1,638,015   $4,134,038
                             100,000(5)                      $18.13      March 23, 2009   $1,141,875   $2,881,875
                             -------
                             300,000          16.4%

Rory J. Murphy............    20,688(4)                      $14.50       April 8, 2009   $  188,985   $  476,962
                              79,312(5)                      $14.50       April 8, 2009   $  724,515   $1,828,538
                              70,000(5)                      $18.13      March 23, 2009   $  799,313   $2,017,313
                             -------
                             170,000           9.3%

Carl A. Strunk............    20,688(4)                      $14.50       April 8, 2009   $  188,985   $  476,962
                              29,312(5)                      $14.50       April 8, 2009   $  267,765   $  675,788
                              25,000(5)                      $18.13      March 23, 2009   $  285,469   $  720,469
                             -------
                              75,000           4.1%

Andrew F. Puzder..........    20,688(4)                      $14.50       April 8, 2009   $  188,985   $  476,962
                              29,312(5)                      $14.50       April 8, 2009   $  267,765   $  675,788
                              25,000(5)                      $18.13      March 23, 2009   $  285,469   $  720,469
                             -------
                              75,000           4.1%

---------------
(1) The fair market value of the Company's Common Stock on the date of grant.

(2) The options vest 33 1/3% on the first anniversary of the date of grant, 33 1/3% on the second anniversary of the date of grant and 33 1/3% on the third anniversary of the date of grant.

(3) Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

(4) Incentive stock options.

(5) Nonqualified stock options.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 2000 and year-end stock option values for each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF             VALUE OF
                                                                           SECURITIES            UNEXERCISED
                                                                           UNDERLYING           IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS         OPTIONS
                                                                       AT FISCAL YEAR-END    AT FISCAL YEAR-END
                                    SHARES ACQUIRED                            (#)                   ($)
                                      ON EXERCISE     VALUE REALIZED      EXERCISABLE/          EXERCISABLE/
               NAME                       (#)             ($)(1)          UNEXERCISABLE       UNEXERCISABLE(1)
               ----                 ---------------   --------------   -------------------   -------------------
William P. Foley II...............      49,913           $395,131        863,251/413,999         $360,718/$0
C. Thomas Thompson................       5,000           $ 22,655        676,751/313,999         $109,759/$0
Rory J. Murphy....................       5,000           $ 19,213        526,612/136,666         $238,561/$0
Carl A. Strunk....................          --                 --          59,017/79,508         $      0/$0
Andrew F. Puzder..................          --                 --          43,892/79,508         $      0/$0

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, the fair market value is deemed to be $6.44, the closing price of the Common Stock of CKE reported by the New York Stock Exchange on January 31, 2000.

EMPLOYMENT AGREEMENTS

     On April 9, 1999, CKE entered into a five-year employment agreement with William P. Foley II, pursuant to which Mr. Foley agreed to serve as Chairman of the Board and Chief Executive Officer. Mr. Foley's annual base salary under this agreement is $500,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. On September 2, 1999, Mr. Foley authorized a reduction in his annual base salary from $500,000 to $300,000. Mr. Foley resigned as Chief Executive Officer in March 2000. As a result, his annual base salary under the Employment Agreement is currently $400,000. Mr. Foley's agreement also provides for annual cash bonuses during his employment term. Mr. Foley did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Foley's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Foley shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Foley's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Foley's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Foley will not receive a bonus for that year. The employment agreement entitled Mr. Foley to participate in CKE's stock incentive plan and granted him an option to purchase 200,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the employment agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement allows Mr. Foley to fulfill duties with certain other public companies including FNF, SBRG, Checkers and ANFI. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Foley's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Foley's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Foley was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Foley's termination, the Company shall pay Mr. Foley, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Foley's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which have not vested as of the date of termination shall vest immediately, and the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Foley was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Foley's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Foley's death.

     On April 9, 1999, CKE entered into a five-year employment agreement with C. Thomas Thompson. Mr. Thompson's annual base salary under this agreement is $650,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Thompson's agreement also provides for annual cash bonuses during his employment term. Mr. Thompson did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Thompson's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Thompson shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Thompson's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Thompson's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Thompson will not receive a bonus for that year. The employment agreement entitled Mr. Thompson to participate in CKE's stock incentive plan and granted him an option to purchase 200,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the Employment Agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement allows Mr. Thompson to fulfill duties with certain other public companies including SBRG and Checkers. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Thompson's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Thompson's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Thompson was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Thompson's termination, the Company shall pay Mr. Thompson, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination, an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Thompson's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which had not vested as of the date of termination shall vest immediately, and the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Thompson was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Thompson's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Thompson's death.

     On April 9, 1999, CKE entered into a four-year employment agreement with Rory J. Murphy. Mr. Murphy's annual base salary under this agreement is $450,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Murphy's agreement also provides for annual cash bonuses during his employment term. Mr. Murphy did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Murphy's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Murphy shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Murphy's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Murphy's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Murphy will not receive a bonus for that year. The employment agreement entitled Mr. Murphy to participate in CKE's stock incentive plan and granted him an option to purchase

100,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the employment agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Murphy's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Murphy's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Murphy's termination, the Company shall pay Mr. Murphy, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination, an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Murphy's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which have not vested as of the date of termination shall vest immediately, and the Company shall maintain for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Murphy's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy's death.

     On April 9, 1999, CKE entered into a three-year employment agreement with John J. Dunion. Mr. Dunion's annual base salary under this agreement is $190,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Dunion's agreement also provides for annual cash bonuses during his employment term. Mr. Dunion did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Dunion's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Dunion shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Dunion's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Dunion's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Dunion will not receive a bonus for that year. The employment agreement entitled Mr. Dunion to participate in CKE's stock incentive plan and granted him an option to purchase 50,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the employment agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Dunion's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Dunion's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Dunion was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Dunion's termination, the Company shall pay Mr. Dunion, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination, an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Dunion's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which have not vested as of the date of termination shall vest immediately, and the Company shall maintain for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Dunion was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Dunion's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Dunion's death.

     On April 9, 1999, CKE entered into a three-year employment agreement with Andrew F. Puzder. Mr. Puzder's annual base salary under this agreement is $312,500 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Puzder's agreement also provides for annual cash bonuses during his employment term. Mr. Puzder did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Puzder's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Puzder shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Puzder's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Puzder's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Puzder will not receive a bonus for that year. The employment agreement entitled Mr. Puzder to participate in CKE's stock incentive plan and granted him an option to purchase 50,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the Employment Agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement allows Mr. Puzder to fulfill duties with certain other public companies including SBRG and FNF. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Puzder's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Puzder's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Puzder's termination, the Company shall pay Mr. Puzder, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination, an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Puzder's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which have not vested as of the date of termination shall vest immediately, and the company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Puzder's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder's death.

     On April 9, 1999, CKE entered into a three-year employment agreement with Carl A. Strunk. Mr. Strunk's annual base salary under this agreement is $312,500 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Strunk's agreement also provides for annual cash bonuses during his employment term. Mr. Strunk did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Strunk's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Strunk shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Strunk's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Strunk's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Strunk will not receive a bonus for that year. The employment agreement entitled Mr. Strunk to participate in CKE's stock incentive plan and granted him an option to purchase 50,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the employment agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement allows Mr. Strunk to fulfill duties with certain other public companies including SBRG, FNF and ANFI. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Strunk's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Strunk's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Strunk was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Strunk's termination, the Company shall pay Mr. Strunk, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination, an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Strunk's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which have not vested as of the date of termination shall vest immediately, and the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Strunk was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Strunk's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Strunk's death.

     On April 9, 1999, CKE entered into a three-year employment agreement with Robert W. Wisely. Mr. Wisely's annual base salary under this agreement is $300,000 subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Wisely's agreement also provides for annual cash bonuses during his employment term. Mr. Wisely did not receive a bonus for the fiscal year ended January 31, 2000. For fiscal 2001 and all subsequent years, Mr. Wisely's annual bonus will be calculated by first determining the amount by which the Company's net income increases over the prior fiscal year. If such increase is 15%, Mr. Wisely shall receive a bonus equal to 25% of his then current annual base salary. For each 5% increase in the Company's net income over the 15% base increase, Mr. Wisely's annual bonus will increase by an amount equal to 25% of his annual base salary. In no event shall the annual bonus exceed 100% of Mr. Wisely's minimum annual base salary. If net income increases less than 15% or decreases, Mr. Wisely will not receive a bonus for that year. The employment agreement entitled Mr. Wisely to participate in CKE's stock incentive plan and granted him an option to purchase 50,000 shares under CKE's 1999 Stock Incentive Plan. The options vest 33 1/3% on the effective date of the employment agreement and 33 1/3% on each of the next two anniversaries of the grant date, and are for a ten year term. The employment agreement can be terminated by the Company for cause as defined in the employment agreement. In the event CKE terminates Mr. Wisely's employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Wisely's minimum annual base salary then in effect times one, plus annual bonus assuming a 30% increase in net income (100% of employee's minimum annual base salary times one), and maintain for one year any benefits plans and programs in which Mr. Wisely was entitled to participate immediately prior to the date of termination. In the event of a change in control of the Company resulting in Mr. Wisely's termination, the Company shall pay Mr. Wisely, as severance, a lump sum consisting of, in addition to his base salary due him through the date of termination, an amount equal to the product of his minimum annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater, plus an annual bonus equal to 100% of Mr. Wisely's annual base salary multiplied by the number of years remaining in the term or the number two (2), whichever is greater. Additionally, all options granted which have not vested as of the date of termination shall vest immediately, and the Company shall maintain for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Wisely was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Wisely's legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Wisely's death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the members of the Compensation Committee of CKE's Board of Directors were Messrs. Churm and Willey. Neither Messrs. Churm or Willey was an officer, former officer or employee of CKE during fiscal 2000. During fiscal 2000, Mr. Foley served as Chairman of the Board and Chief Executive Officer of FNF and Chairman of the Board of SBRG, Mr. Lane served as a director of FNF and Mr. Willey served as President and a director of FNF and a director of SBRG.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires CKE's executive officers and directors, and persons who own more than 10% of a registered class of CKE's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal 2000, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 31, 2000

     The Committee, currently comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of CKE (each, an "Executive Officer"), including the Named Executive Officers. Set forth below in a report submitted by the Committee addressing compensation policies for fiscal 2000 as they affected
(i) William P. Foley II, the Chief Executive Officer of CKE, and (ii) the other Executive Officers. On March 20, 2000, Mr. Foley resigned as Chief Executive Officer of CKE and was succeeded by C. Thomas Thompson.

     Compensation Policies Toward Executive Officers. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of CKE's compensation program is the ownership and retention of CKE's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in CKE, the value of which is dependent on CKE's long-term success, a commonality of interests between CKE's Executive Officers and its stockholders is fostered. On April 9, 1999, pursuant to the approval of the Compensation Committee, William P. Foley II, C. Thomas Thompson, Rory J. Murphy, John J. Dunion, Andrew
F. Puzder, Carl A. Strunk and Robert W. Wisely entered into employment agreements with the Company.

     Relationship of Performance to Compensation. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors considered in establishing the components of each Executive Officer's compensation package for fiscal 2000 are summarized below. The Committee, in its discretion, may apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

     - Base Salary. The base salary for each Executive Officer is set on the basis of personal performance, the salary levels in effect for comparable positions with CKE's principal competitors (including, but not limited to, CKE's self-determined peer group set forth in the "Stockholder Performance Graph") and CKE's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to CKE's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

     - Cash Bonus. Annual bonuses are earned by each Executive Officer on the basis of CKE's achievement of earnings per share increases based on targets established at the start of each fiscal year and on the basis of the particular Executive Officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. The Committee assesses CKE and individual performance against the established targets and provides for bonuses based on the targeted performance levels actually achieved. CKE did not achieve the targeted levels of earnings per share growth for fiscal 2000, and no bonuses were paid to CKE's executive officers for fiscal 2000.

     - Stock Options. Stock option grants motivate Executive Officers to manage the business to improve long-term CKE performance and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of CKE's shares of Common Stock appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with CKE. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by CKE and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with CKE, internal comparability with option grants made to other CKE executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization and total compensation compared to comparable companies in making option grants to the Executive Officers, in an attempt to target a fixed number of unvested option shares based upon the individual's position with CKE and the Executive Officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

     Chief Executive Officer Compensation. William P. Foley II became CKE's Chief Executive Officer in October 1994. Mr. Foley did not receive any compensation during fiscal 1995 for such position. In March 1995, Mr. Foley's base compensation was established at $200,000 for fiscal 1996. In June 1997, Mr. Foley's base compensation was increased to $500,000 by the Compensation Committee of the Board of Directors. Mr. Foley was paid $500,000 in salary for fiscal 1999. In fiscal 1999, Mr. Foley received a bonus pursuant to his bonus program. Mr. Foley's compensation under that bonus program was substantially related to the Company's performance and was determined pursuant to a specific formula based on the achievement of certain financial goals of the Company. On April 9, 1999 Mr. Foley entered into an employment agreement with the Company, pursuant to which, Mr. Foley's base compensation in fiscal 2000 initially was $500,000. On September 2, 1999, Mr. Foley authorized a reduction in his annual base salary to $300,000. Mr. Foley resigned as Chief Executive Officer in March 2000. As a result, his annual base salary under the Employment Agreement is currently $400,000.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company's policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company's overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

Dated: April 28, 2000                     Compensation Committee

                                          Peter Churm (Chairman)
                                          Frank P. Willey

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

     William P. Foley, the Company's Chairman, C. Thomas Thompson, its Chief Executive Officer and President, and Andrew F. Puzder, its Executive Vice President, General Counsel and Secretary are executive officers and/or directors of SBRG. Frank Willey, one of the Company's directors, is also a director of SBRG. Mr. Foley is also the Chairman and Chief Executive Officer and a principal stockholder of FNF. Mr. Puzder is an officer of FNF, and Mr. Willey is a director of FNF. Daniel D. Lane, one of the Company's directors, is also a director of FNF. CKE and FNF are the beneficial owners of approximately 9% and 41%, respectively, of the outstanding shares of SBRG. CKE paid $1,201,290 in royalty, advertising and franchise fees to SBRG in fiscal 2000. Carl Karcher Enterprises, Inc. has agreements with SBRG for the dual branding of Carl's Jr. with The Green Burrito.

     Messrs. Foley, Thompson and Puzder are directors or executive officers of Checkers. CKE, FNF and SBRG beneficially own approximately 24%, 4% and 4%, respectively, of the outstanding shares of Checkers Common Stock, and CKE and FNF hold warrants to purchase 612,536 shares and 175,689 shares, respectively, of Checkers Common Stock.

     CKE leases the land and buildings, which include the headquarters of CKE, its distribution center and one restaurant location in Carl Karcher Plaza, located at 401 West Carl Karcher Way, Anaheim, California, from Carl N. Karcher, as co-trustee of the Trust. The term of the lease expires in April 2008, and CKE has the option to renew the lease for one additional five-year term. The lease was amended in March 1999, increasing the land area of the restaurant and distribution center parcels, and increasing the rent and general insurance requirements. The current rent under this lease is: (a) $15,580 per month and 6.5% of annual gross sales in excess of $2,436,369 for the restaurant; (b) $67,835 per month for the distribution center, subject to adjustment every five years; and (c) $21,296 per month for the headquarters offices, subject to adjustment every five years. CKE also leases two adjacent parcels of land in Carl Karcher Plaza from the Trust which are being utilized by CKE for its training facilities and distribution center parking and storage. The rent is $5,987 per month for one parcel and $6,875 per month for the other parcel, both subject to adjustment every five years. The term for both leases expires in April 2008, and CKE has the option to renew each of these leases for one additional five-year term. The aggregate rents paid by CKE to the Trust for the corporate offices and adjacent facilities during fiscal 2000 were $1,421,758.

     CKE presently has two leases with the Trust with respect to two restaurant properties. The terms of these leases range from 20 to 35 years. The minimum monthly rental is the greater of $6,799 or 5.5% of annual gross sales in one of the leases, and a minimum monthly rental for improvements of $2,871 or 4% of annual gross sales, and a fixed monthly rental of $5,699 for the land in the other lease. The leases expire in May 2004 and May 2010. The aggregate rents paid by CKE to the Trust for these two restaurant properties during fiscal 2000 were $243,227.

     In January 1994, CKE entered into an Employment Agreement with Carl N. Karcher which was amended in November 1997 and expires December 31, 2003. The Employment Agreement, as amended, provides that Mr. Karcher will be employed as the Chairman Emeritus of the Board and as a non-executive officer reporting to the Chief Executive Officer at a base salary of $400,000. If Mr. Karcher is terminated or exercises his right to terminate employment following a change in control of CKE following a merger, sale of assets or acquisition, Mr. Karcher becomes entitled to payments due under the agreement as they become due for the remainder of the term without the obligation of further services. The Employment Agreement, as amended, also provides for a retirement benefit for Mr. Karcher in the amount of $200,000 per year for life after the end of the employment term, eligibility to participate in any management incentive compensation bonus pool plans, death benefits to include payment of any compensation due Mr. Karcher to his estate for services rendered prior to the date of his death, payment of Mr. Karcher's base salary to Mrs. Karcher for one full year following his death and, thereafter, payment of Mr. Karcher's retirement benefits to Mrs. Karcher for the remainder of her life.

     CKE leases a restaurant property from Pannier Enterprises, L.P. Loren C. Pannier, an Executive Officer of CKE, is an affiliate of Pannier Enterprises, L.P. This lease expires in July 2004 and provides for a minimum monthly rental equal to the greater of $4,910 or 5% of annual gross sales of the Carl's Jr. restaurant at that location. CKE leases two additional restaurant properties in which Pannier Enterprises, L.P. has a 56% and a 33% undivided interest, respectively. These leases expire between January 2001 and February 2002 and provide for minimum monthly rentals equal to (a) the greater of $3,290 or 5.5% of annual gross sales of the Carl's Jr. restaurant at one location, and (b) the greater of $3,440 or 6% of annual gross sales of the Carl's Jr. restaurant at the other location. The aggregate rents paid by CKE to Pannier Enterprises, L.P. under all three leases during fiscal 2000 were $123,055.

     CLK, Inc. ("CLK") is a franchisee of CKE and currently operates 23 Carl's Jr. restaurants, six of which are Carl's Jr./Green Burrito dual-brand restaurants. Carl L. Karcher is a son of Carl N. Karcher, a director of CKE, and an affiliate of CLK. In connection with the operation of its 23 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $6,979,804. During fiscal 2000, CLK paid royalty fees of $864,541, including royalties fees paid to CKE for the Green Burrito dual-brand restaurants, and advertising and promotional fees of $811,486 for all 23 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to 14 restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 0% to 8%, and/or minimum monthly rentals ranging from $4,157 to $9,846. The leases expire between September 2002 and June 2011. The rents paid under these leases during fiscal 2000 aggregated $1,124,028. CLK also licenses one restaurant from CKE under which CLK is obligated to remit 50% of the restaurant's net profit to CKE. During fiscal 2000, CLK paid CKE $107,529 under this license agreement.

     CLK New-Star, L.P. ("New-Star") is a franchisee of CKE. Carl L. Karcher is the son of Carl N. Karcher, a director of CKE and an affiliate of New-Star. New Star currently has no Carl's Jr. restaurants in operation. In fiscal 2000, New Star entered into a Development Agreement with CKE pursuant to which New Star is obligated to develop and become a franchisee with respect to fifteen (15) Carl's Jr. restaurants at varying times between 2000 and 2005. New-Star paid an aggregate of $150,000 to CKE in development fees in fiscal 2000.

     KWK Foods, L.L.C. ("KWK") is a franchisee of CKE and currently operates eight Carl's Jr. restaurants, one of which is a Carl's Jr./Green Burrito dual-brand restaurant. Carl L. Karcher is the son of Carl N. Karcher, a director of CKE and an affiliate of KWK. Joseph C. Karcher is the son of Carl N. Karcher and an affiliate of KWK. Gary Wiles is the son-in-law of Carl N. Karcher and an affiliate of KWK. KWK, pursuant to a Development Agreement with CKE, is obligated to develop and become a franchisee with respect to five additional Carl's Jr. restaurants at varying times between 2001 and 2004. In connection with the operation of its eight franchised restaurants, KWK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $1,842,258. During fiscal 2000, KWK paid royalty fees of $229,815, including royalties paid to CKE for its Green Burrito dual-brand restaurant, and advertising and promotional fees of $290,471, for all eight restaurants combined. KWK was also a sublessee of CKE with respect to three restaurant locations during fiscal 2000. Rental payments equal a percentage of annual gross sales of the restaurants ranging from 0% to 1% and/or fixed monthly rentals ranging from $4,583 to $8,183. The leases expire between October 2015 and February 2018. Total rents paid under these three leases during fiscal 2000 aggregated $213,196.

     JCK, Inc. ("JCK") is a franchisee of CKE and currently operates 10 Carl's Jr. restaurants. Joseph C. Karcher is a son of Carl N. Karcher and an affiliate of JCK. JCK, pursuant to a Development Agreement with CKE, is obligated to develop and become a franchisee with respect to five additional Carl's Jr. restaurants at varying times between 2000 and 2004. In connection with the operation of its 10 franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $1,954,760. During fiscal 2000, JCK paid royalty fees of $182,104, and advertising and promotional fees of $332,931, for all 10 restaurants combined.

     Wiles Restaurants, Inc. ("Wiles") is a franchisee of CKE and currently operates nine Carl's Jr. restaurants, two of which are Carl's Jr./Green Burrito dual-brand restaurants. Anne M. Wiles is the daughter of Carl N. Karcher and an affiliate of Wiles. Wiles is obligated, pursuant to a Development Agreement with CKE, to develop and become a franchisee with respect to three additional Carl's Jr. restaurants at varying times between 2001 and 2004. In connection with the operation of its nine franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $2,664,041. During fiscal 2000, Wiles paid royalty fees of $334,289, including royalty fees paid to CKE for its Green Burrito dual-brand restaurants, and advertising and promotional fees of $360,734, for all nine restaurants combined. Wiles is also a lessee of CKE with respect to one restaurant location. Minimum monthly rental payments equal $10,270. The lease expires in August 2011. The rents paid under this lease during fiscal 2000 aggregated $123,240.

     Estrella del Rio Grande, L.L.C. ("ERG") is a franchisee of CKE and currently operates one Carl's Jr. restaurant. Anne M. Wiles is the daughter of Carl N. Karcher and an affiliate of ERG. In fiscal 2000, ERG entered into a Development Agreement with CKE for the development of 10 Carl's Jr. restaurants. Of the 10 development obligations, ERG has satisfied one, and is obligated to develop and become a franchisee with respect to nine additional Carl's Jr. restaurants at varying times between 2001 and 2005. ERG paid an aggregate of $115,000 in franchise and development fees in fiscal 2000. In connection with the operation of its one franchised restaurant, ERG regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $6,169. ERG began operating this restaurant on January 19, 2000. Payment of royalty fees and advertising and promotion fees were waived for its first four weeks of operation. Accordingly, during fiscal 2000, ERG did not pay royalty fees or advertising and promotional fees for its one restaurant.

     Bernard Karcher Investments, Inc. ("BKI") is a franchisee of CKE and currently operates 12 Carl's Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of BKI. In connection with the operation of its 12 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $3,912,770. During fiscal 2000, BKI paid royalty fees of $444,042, and advertising and promotional fees of $509,018, for all 12 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Minimum monthly rental payments equal $8,972 on one lease, and $9,600 on the other. The leases expire in January 2006 and September 2012. The rentals paid under these two leases during fiscal 2000 aggregated $177,029.

     B&J, L.L.C. ("B&J") is a franchisee of CKE and currently operates five Carl's Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of B&J. B&J, pursuant to a Development Agreement with CKE, is obligated to develop and become a franchisee with respect to one additional Carl's Jr. restaurant in 2002. In connection with the operation of its five franchised restaurants, B&J regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $1,092,283. During fiscal 2000, B&J paid royalty fees of $94,979, and advertising and promotional fees of $142,501, for all five restaurants combined. B&J is also a sublessee of CKE with respect to one restaurant location. Rental payments equal the greater of $3,900 per month or 4% of annual gross sales. This lease expires in January 2018. Total rents paid under this lease during fiscal 2000 aggregated $46,800.

     TWM Industries ("TWM") is a franchisee of CKE and currently operates 16 Carl's Jr. restaurants, four of which are Carl's Jr./Green Burrito dual-brand restaurants. C. Thomas Thompson, a director and Executive Officer of CKE, is an affiliate of TWM. TWM, pursuant to a Development Agreement with CKE, is obligated to develop and become a franchisee with respect to six additional Carl's Jr. restaurants at varying times between 2000 and 2003. In connection with the operation of its 16 franchised restaurants, TWM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $4,270,369. During fiscal 2000, TWM paid royalty fees of $614,433, including royalties fees paid to CKE for the Green Burrito dual-brand restaurants, and advertising and promotional fees of $664,535, for all 16 restaurants combined. TWM was also a lessee or sublessee of CKE with respect to nine restaurant locations during fiscal 2000. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 0% to 5.5% and/or a minimum monthly rental ranging from $3,669 to $8,056. The leases expire between February 2001 and December 2013. Total rents paid under these nine leases during fiscal 2000 aggregated $615,065.

     The Chowchilla Connection, L.L.C. ("Chowchilla") is a franchisee of CKE and currently operates one Carl's Jr./Green Burrito dual-brand restaurant. C. Thomas Thompson, a director and Executive Officer of CKE, is an affiliate of Chowchilla. In connection with the operation of its one franchised restaurant, Chowchilla regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $238,058. During fiscal 2000, Chowchilla paid royalty fees of $24,957, including royalty fees paid to CKE for its Green Burrito dual-brand restaurants, and advertising and promotional fees of $36,944.

     M & N Foods, L.L.C. ("M & N") is a franchisee of CKE and currently operates 15 Carl's Jr. restaurants, six of which are Carl Jr./Green Burrito dual-brand restaurants. Daniel D. ("Ron") Lane is a director of CKE and an affiliate of M &
N. In fiscal 2000, M & N entered into a Development Agreement with CKE pursuant to which M & N is obligated to develop and become a franchise with respect to five Carl's Jr. restaurants at varying times between 2001 and 2005. On January 31, 2000, M & N purchased 14 Carl's Jr. restaurants, six of which were Carl's Jr./Green Burrito dual-brand restaurants, for $14.1 million, of which $498,750 related to franchise and development fees, including Green Burrito franchise fees. CKE recorded a gain on the sale of these restaurants of $12.2 million and also received a note receivable from M & N for $665,000. The note bears interest at 9 1/4% and is due the earlier of March 31, 2000, or within three days of M & N executing an agreement which extends the lease for one of the Carl's Jr. restaurants it operates. M & N also entered into a management agreement to manage one Carl's Jr. restaurant which M & N plans to purchase in May 2000. This transaction closed on the last day of CKE's fiscal year 2000; accordingly, no purchases of food and other products nor rental, royalty or advertising and promotional fees were paid by M & N to CKE in fiscal 2000.

     R.W.W., Inc. ("RWW") is a franchisee of CKE and currently operates eight Carl's Jr. restaurants. Robert W. Wisely, an Executive Officer of CKE, is an affiliate of RWW. In connection with the operation of its eight restaurants, RWW regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2000, these purchases totaled approximately $2,595,686. During fiscal 2000, RWW paid royalty fees of $320,433 and advertising and promotional fees of $489,596, for all eight restaurants combined. RWW is also a sublessee of CKE with respect to six restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 5% to 7% and/or minimum monthly rentals ranging from $4,950 to $11,473. The leases expire between June 2001 and July 2006. Total rents paid under these six leases during fiscal 2000 aggregated $635,370.

     CKE has a limited-term guarantee with an independent third party on behalf of certain of its Carl's Jr. franchisees. CKE agreed to guarantee the payment obligations of RWW, ERG, BKI, Wiles, JCK and KWK under these arrangements in fiscal 2000 up to a maximum amount of $203,745.

     Restaurants leased from related parties generally were constructed by CKE on land acquired by CKE. The properties were then sold to these parties and leased back by CKE. CKE believes that these sale and leaseback arrangements are at rental rates generally similar to those with unaffiliated third parties. The foregoing franchise and lease arrangements are on terms generally similar to those with unaffiliated parties.

                              INDEPENDENT AUDITORS

     Selection of an independent auditor is made by the Board of Directors upon consultation with the Audit Committee. CKE's independent auditor for the fiscal year ended January 31, 2000 was KPMG LLP. The Board of Directors will vote upon the selection of an auditor for the current fiscal year at a future Board meeting.

     Representatives of KPMG LLP are expected to attend the Meeting and be available to respond to appropriate questions. The representatives of KPMG LLP also will have an opportunity to make a formal statement, if they so desire.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

     Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders (as defined below) which are intended to be presented at CKE's Annual Meeting of Stockholders in 2001 must be received by CKE by January 14, 2001 in order to be considered for inclusion in CKE's proxy materials. The Board of Directors of CKE will determine whether any such proposal will be included in its 2001 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 2001 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                 ANNUAL REPORT

     CKE's 2000 Annual Report, including consolidated financial statements for fiscal 2000, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

     Stockholders are urged to sign and return their proxies without delay.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CKE RESTAURANTS, INC., P. O. BOX 4349, ANAHEIM, CALIFORNIA 92803.

                                   APPENDIX A

                             CKE RESTAURANTS, INC.
                           1999 STOCK INCENTIVE PLAN*

     This 1999 STOCK INCENTIVE PLAN (the "Plan") is hereby established by CKE RESTAURANTS, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 16th day of March, 1999 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

     1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 AFFILIATED COMPANY. "Affiliated Company" means any subsidiary of the Company, or any business venture which the Company has a significant interest, as determined at the discretion of the Administrator. However, for purposes of eligibility to receive Incentive Options, "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3  BOARD. "Board" means the Board of Directors of the Company.

     2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.
---------------
* As amended by resolution of the Board of Directors on March 16, 2000, subject to the approval of the stockholders.

     2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 COMMON STOCK. "Common Stock" means the Common Stock, $.0001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.11 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a national stock exchange or a NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange or NASDAQ market system on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or NASDAQ market system on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a national stock exchange or NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.20  OPTIONEE. "Optionee" means a Participant who holds an Option.

     2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

     2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

     2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

     2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                  ELIGIBILITY

     3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan. Nonqualified Options or Rights to Purchase may also be granted to an employee, in connection with the hiring, retention or otherwise, prior to the date the employee first performs services for the Company or an Affiliated Company, provided that no such Options or shares of Restricted Stock shall become vested prior to the date the employee first performs such services.

     3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 500,000 shares. In no event shall the aggregate number of shares subject to Incentive Options exceed 6,650,000.

                                   ARTICLE 4.

                                  PLAN SHARES

     4.1 SHARES SUBJECT TO THE PLAN. A total of 3,500,000 shares of Common Stock, plus, on the date of each annual meeting of the stockholders an additional 350,000 shares of Common Stock, may be issued under the Plan subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement (including shares received as payment of Exercise Price), the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

     5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and (b) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided by the Administrator, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

     6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check;
(c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4  RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

     7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

     8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control, unless the Common Stock remains listed or admitted to trading on a national stock exchange or a NASDAQ market system. The Administrator shall cause written notice of the proposed Change in Control transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10.

                                TAX WITHHOLDING

     10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by
(a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

PROXY


                              CKE RESTAURANTS, INC.
                            401 WEST CARL KARCHER WAY
                            ANAHEIM, CALIFORNIA 92801


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CKE RESTAURANTS, INC. The undersigned hereby appoints C. Thomas Thompson and Carl A. Strunk, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on reverse, all the shares of Common Stock of CKE Restaurants, Inc. held of record by the undersigned on April 21, 2000, at the Annual Meeting of Stockholders to be held on June 13, 2000 and any postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.





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
                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this example. [X]


                                              FOR                  WITHHOLD
                                        all of the nominees       AUTHORITY
                                        listed below except     to vote for all
                                          as withheld to        nominees listed
                                        the contrary below)          below

1. Election of Directors:                     [ ]                     [ ]
   (Instruction: To withhold
   authority to vote for any
   individual nominee strike
   a line through the nominee's
   name in the list below.)


  Nominees:  William P. Foley II, Carl N. Karcher



                                                   FOR    AGAINST  ABSTAIN
2. APPROVE AMENDMENT TO THE CKE RESTAURANTS,       [ ]      [ ]       [ ]
INC. 1999 STOCK INCENTIVE PLAN.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IN GIVEN, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED ABOVE, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN
ITEM 2.




                                                             YES      NO
                       DO YOU PLAN TO ATTEND THE MEETING?    [ ]     [ ]


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.





Signature(s)_______________________________ Dated:______________________,2000
Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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